PROMISSORY NOTE
                                 ---------------
U.S. $1,285,000.00                                                March 1, 2000

     FOR VALUE RECEIVED, the undersigned Maker, promises to pay to the order of WATTS AGENT, L.P. (herein with any subsequent holder of this Promissory Note called "Holder"), the principal sum of ONE MILLION TWO HUNDRED EIGHTY FIVE THOUSAND AND NO/100 DOLLARS ($1,285,000.00) with interest as provided below.

     All payments on this Note shall be due at Holder's address at

                                  P.O. Box 682
                              Dalton, Georgia 30722

or at such other place as Holder shall notify Maker in writing.

     Interest shall accrue on $385,000 of the principal balance of this Note as the rate of "Prime" (as defined below) plus one-half of one percent (0.5%) per annum. Interest shall accrue on the remaining $900,000 of the principal balance of this Note at the rate of Prime plus two percent (2%) per annum. Interest accrued and unpaid shall be due on the first day of each April, July, October and January on any portion of the principal balance which remains unpaid. "Prime" shall refer to the rate published in the Eastern edition of the Wall Street Journal as the prime rate, adjusting daily, the highest such rate applying if more than one prime rate is published.

     This Note shall mature on the second anniversary hereof at which time the entire remaining balance with all accrued and unpaid interest shall be due and payable. Maker reserves the right to prepay this note in whole or in part without premium or penalty. All payments of principal shall first be applied to the portion of the principal balance outstanding that accrues interest at the rate of Prime plus one-half of one percent (0.5%) per annum until the principal balance is reduced to $900,000. All payments hereunder shall be in lawful currency of the United States.

     This Note is secured by a certain Margin Stock Pledge Agreement of even date herewith, the terms of which are incorporated by reference herein as if set forth in full.

     If any payment under this Note is not received when due, then if Maker has not made the payment within ten (10) days after receipt by Maker of written notice from Holder of the failure to have made such payment or if any default should occur under the Margin Stock Pledge Agreement which is not cured in accordance with the terms thereof, then the entire unpaid principal balance of this Note and all accrued and unpaid interest may, and without notice or further grace period to cure may, at the option of Holder, be accelerated and shall thereupon become immediately due and payable and may be collected forthwith. If Holder shall fail to exercise any default right when entitled to do so or if Holder shall grant any indulgence to Maker, such event shall not constitute a waiver of any of Holder's rights or remedies as to any future or continuing default.

     If this Note is accelerated, then interest rate on the unpaid balance of this Note shall begin to accrue at the rate that is two percent (2%) per annum in excess of the otherwise applicable rate. If this Note is referred to an attorney at law for collection, Maker shall pay all costs of collection and court costs, including attorneys fees and costs of collection in the amount of the actual attorney's fees and costs incurred by Holder in collection.

     The Maker hereby waives and renounces all homestead and exemption rights under the Constitution and laws of the United States and the State of Georgia as against the debt evidenced by this Note and any renewal, modification or extension thereof, and each further waives presentment, demand for payment, protest and notice of non-payment.

     Time is of the essence of each and every provision of this Note. This Note shall be construed and enforced according to the laws of the State of Georgia.

     Any notice or demand which the Holder may desire to give to Maker shall be deemed received if made in writing and either personally delivery or mailed by U.S. certified mail return receipt requested with adequate prepaid postage affixed, or by overnight next day air courier service to such address. Notices shall be sent to the address of Maker given below or such other address as Maker shall have specified by ten (10) days' prior written notice and shall only be effective when delivered or when delivery is refused as shown by the return receipt or airbill.
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     This  Note is  assignable  by Holder  provided  that  Maker is given  prior written notice of the address and payee for payments due hereunder.

     IN WITNESS WHEREOF, the undersigned Maker has signed sealed and delivered this Note on the date written above. MAKER:

                                       /s/ Peter D. Anzo
                                       -----------------
/s/ Martin H. Petersen                 PETER D. ANZO
----------------------
WITNESS
                                       MAKER'S ADDRESS:
                                       3111 Paces Mill Road, Suite A-200
                                       Atlanta, GA  30339